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                                                                 Exhibit 23.1



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2005 relating to the financial statements, the financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of The Goldman Sachs Group, Inc. and subsidiaries (the "Company"), which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended November 26, 2004. We also consent to the incorporation by reference in such Registration Statement of our report dated February 4, 2005 relating to Selected Financial Data, which appears in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended November 26, 2004. We also consent to the reference to our firm under the caption of "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
February 24, 2005